UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2024, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected Ben Errez, Fredi Nisan, Genevieve Baer, David Montoya and Ezra Laniado to serve as the directors of the Company; (ii) ratified the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) approved the issuance of common stock in excess of 20% of the number of shares of the Company’s common stock outstanding, as required pursuant to Nasdaq Listing Rule 5635(d); and (iv) approved the amendments to the 2023 equity incentive plan (the “2023 EIP”); to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2023 EIP from 1,098,262 shares of common stock to 5,098,262 shares of common stock, and to increase the number of shares that can be issued upon exercise of Incentive Stock Options under the 2023 EIP from 1,098,262 shares of common stock to 5,098,262 shares of common stock.

Stockholders of record at the close of business on October 22, 2024 (the “Record Date”) were entitled to one vote for each share of common stock. On the Record Date, there were 7,346,203 shares of common stock outstanding. The amount of issued and outstanding shares of common stock present at the Annual Meeting, in person or by proxy, was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 - Election of directors

Messrs. Ben Errez, Fredi Nisan, Genevieve Baer, David Montoya and Ezra Laniado were elected to serve as directors of the Company for a term expiring at the 2025 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ben Errez	2,774,710	366,084	1,693,443
Fredi Nisan	2,781,818	358,976	1,693,443
Genevieve Baer	2,723,748	417,046	1,693,443
David Montoya	2,709,138	431,656	1,693,443
Ezra Laniado	2,751,860	388,934	1,693,443

Proposal No. 2 - Ratification of the appointment of independent registered public accounting firm

The appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
4,721,652	86,535	26,050

Proposal No. 3 - To approve under Nasdaq Listing Rule 5635(d), the issuance to an institutional investor of shares of the Company’s common stock in excess of 20% of the number of shares of the Company’s common stock outstanding.

The issuance of common stock in excess of 20% of the number of shares of the Company’s common stock outstanding, as required pursuant to Nasdaq Listing Rule 5635(d), was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,691,782	426,289	22,723	1,693,443

Proposal No. 4 -          Approval of amendments to the 2023 EIP to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2023 EIP from 1,098,262 shares of common stock to 5,098,262 shares of common stock, and to increase the number of shares that can be issued upon exercise of Incentive Stock Options under the 2023 EIP from 1,098,262 shares of common stock to 5,098,262 shares of common stock.

The amendments to the Company’s 2023 EIP were approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,577,061	538,553	25,180	1,693,443

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024	RYVYL Inc.

	By:	/s/ Fredi Nisan
Name: Fredi Nisan
Title: Chief Executive Officer